Exhibit 4.12

                           AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             CARDIOME PHARMA CORP.

                                  PARALEX, INC.

                                      AND

                                 CARDIOME, INC.








                         Dated as of December 21, 2001

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                              TABLE OF CONTENTS
                              -----------------

                                                                            Page
                                                                            ----

ARTICLE 1.   THE MERGER                                                        1

   1.1   The Merger                                                            1
   1.2   Effective Time                                                        2
   1.3   Effective Time of the Merger                                          2
   1.4   Certificate of Incorporation; By-laws                                 2
   1.5   Directors and Officers                                                2
   1.6   Effect on Capital Stock                                               2
   1.7   Dissenting Shares                                                     3
   1.8   Surrender of Company Certificates                                     4
   1.9   No Further Ownership Rights in Company Common Stock                   5
   1.10  Lost, Stolen or Destroyed Company Certificates                        6
   1.11  Taking Necessary Action; Further Action                               6

ARTICLE 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY                     6

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB          13

ARTICLE 4.   COVENANTS                                                        22

   4.1   Covenants of the Company                                             22
   4.2   Covenants of Parent                                                  24

ARTICLE 5.   ADDITIONAL AGREEMENTS                                            26

   5.1   Meetings of Stockholders                                             26
   5.2   Access to Information and Confidentiality                            26
   5.3   Consents and Approvals                                               27
   5.4   Investment Agreements                                                27
   5.5   Notification of Certain Matters                                      27
   5.6   Further Action                                                       28
   5.7   Public Announcements                                                 28
   5.8   Registration Rights Agreement                                        28
   5.9   Board and Management                                                 28
   5.10  Listing                                                              28
   5.11  Stock Split                                                          29

ARTICLE 6.   CONDITIONS OF MERGER                                             29

   6.1   Conditions for the Benefit of the Company, Parent and Merger Sub.    29
   6.2   Additional Conditions for the Benefit of Parent and Merger Sub       30
   6.3   Additional Conditions to Obligation of the Company                   31

ARTICLE 7.   TERMINATION, AMENDMENT AND WAIVER                                33

   7.1   Termination                                                          33
   7.2   Notice of Unfulfilled Conditions                                     34
   7.3   Mutual Termination                                                   34
   7.4   Effect of Termination                                                34
   7.5   Fees and Expenses                                                    34
   7.6   Amendment                                                            34
   7.7   Waiver                                                               35

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ARTICLE 8.   EXCLUSIVITY                                                      35

ARTICLE 9.   GENERAL PROVISIONS                                               36

   9.1   Non-Survival of Representations, Warranties and Agreements           36
   9.2   Notices                                                              36
   9.3   Certain Definitions                                                  37
   9.4   Proceeds of Financing                                                39
   9.5   Director and Officer Insurance                                       39
   9.6   Headings                                                             40
   9.7   Severability                                                         40
   9.8   Entire Agreement                                                     40
   9.9   Assignment                                                           40
   9.10  Parties in Interest                                                  40
   9.11  Governing Law                                                        40
   9.12  Counterparts and Facsimile                                           40



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NOTE:     THE EXHIBITS AND SCHEDULES ARE NOT INCLUDED IN THIS VERSION OF
          THE AGREEMENT AND PLAN OF MERGER

EXHIBITS
--------

Exhibit A Certificate of Merger

Exhibit 5.2 Form of Confidentiality Agreement

Exhibit 5.4 Form of Investment Agreement

Exhibit 5.8 Form of Registration Rights Agreement

Exhibit 6.1(g) Form of Lock Up Agreement

SCHEDULES
---------

Schedule 2.1(b) List of Stockholders of Company, Liens, Options

Schedule 2.1(g) List of Employment, Management and Services Agreements

Schedule 2.1(h) Outstanding Agreements Regarding Company Stock

Schedule 2.1(n) Conduct of Business of Company Outside Ordinary Course

Schedule 2.1(p) List of Material Contracts of Company

Schedule 2.1(r) List of Brokerage Fees

Schedule 2.1(t)(i) List of Third Party IP Rights

Schedule 2.1(t)(iii) Description of Claims on Company IP

Schedule 2.1(w) List of Significant Contracts

Schedule 3.1(b) List of Outstanding Options, Warrants and Rights

Schedule 3.1(d) List of Parent Subs

Schedule 3.1(o) List of Material Contracts of Parent

Schedule 3.1(q) Description of Liabilities of Parent in connection with
                Agreement

Schedule 3.1(s)(ii) List of Parent Intellectual Property

Schedule 3.1(s)(iii) List of Parent Licenses

Schedule 3.1(s)(v) List of Claims on Parent Intellectual Property

Schedule 9.3 Example of Share Adjustment Calculation


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   AGREEMENT AND PLAN OF MERGER, dated as of December 21, 2001 (the
"Agreement")

AMONG:

         CARDIOME PHARMA CORP., a British Columbia corporation having its principal place of business at 3650 Wesbrook Mall, Vancouver, British Columbia V6S 2L2

         ("Parent")

AND:

         CARDIOME, INC., a Delaware corporation and a wholly owned subsidiary of Parent, having an office at 3650 Wesbrook Mall, Vancouver, British Columbia V6S 2L2

         ("Merger Sub")

AND:

         PARALEX, INC., a Delaware corporation having is principal place of business at 787 Seventh Avenue, New York, NY 10019

         (the "Company")

   WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

   WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent ("Parent Board"), Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein;

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

   ARTICLE 1.   THE MERGER

1.1   The Merger.
      -----------

At the Effective Time (as defined in Section 1.2) and subject to, and upon the terms and conditions of, this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Company." Following the Merger, the Surviving Company shall be a wholly owned subsidiary of the Parent. It is intended that the merger constitute a tax free reorganization under Section 368(a)(2)(E) of the Code.

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1.2   Effective Time.
      ---------------

As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form attached as Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

1.3   Effective Time of the Merger.
      -----------------------------

At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.

1.4   Certificate of Incorporation; By-laws.
      --------------------------------------

      (a) Unless otherwise determined by Parent and the Company prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as amended pursuant to the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Company until thereafter amended as provided by law and such Certificate of Incorporation; and

      (b) The By-laws of the Company shall be the By-laws of the Surviving Company until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Company and such By-laws.

1.5   Directors and Officers.
      -----------------------

The director of Merger Sub immediately prior to the Effective Time, Dr. Alan Ezrin, shall be the initial director of the Surviving Company, to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified.

1.6   Effect on Capital Stock.
      ------------------------

At the Effective Time, by virtue of the Merger and, except as provided herein, without any action on the part of Merger Sub, Parent, the Company or the holders of any of the Company Common Stock (as defined below), the following shall be deemed to have occurred:

      (a) Conversion of Company Common Stock. The issued and outstanding common stock, $0.001 par value per share, of the Company immediately prior to the Effective Time (the "Company Common Stock") other than shares of Company Common Stock to be cancelled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7) shall be converted automatically into a number of common shares of Parent without par value ("Parent Common Shares") equal to 43,070,181 less the Share Adjustment (the "Merger Shares").

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      (b)   Exchange Ratio. Each of the Company Stockholders shall receive its pro rata portion of the Merger Shares, as follows: each share of Company Common Stock (other than shares of Company Common Stock to be cancelled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into a number of fully paid and nonassessable Parent Common Shares equal to the product of one (1) times the Exchange Ratio, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8. Accordingly, at and after the Effective Time, each Company Certificate (as defined below) shall thereinafter represent the right to receive the Parent Common Shares as contemplated in this Section 1.6.

      (c) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

      (d) Capital Stock of Merger Sub. Each share of common stock, $0.001 par value, of Merger Sub issued to Parent and outstanding immediately prior to the Effective Time, which shall be the only shares of capital stock of Merger Sub outstanding prior to the Effective Time and shall be owned by Parent at the Effective Time, shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Company and shall constitute at the Effective Time all of the issued and outstanding capital stock of the Surviving Company.

      (e) Adjustment to Exchange Ratio. The Merger Shares and the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time and the Merger Shares and the Exchange Ratio shall be reduced to reflect the costs and expenses of the Company in connection with the transactions contemplated hereunder that are paid prior to the Effective Time pursuant to Section 7.5 to the extent such payment was not funded through additional Company Liabilities reflected in the Share Adjustment

      (f) Fractional Shares. No fraction of a Parent Common Share will be issued. Each Company Stockholder who would otherwise be entitled to receive a fraction of a Parent Common Share (after aggregating all fractional Parent Common Shares to be received by such holder) shall have the number of shares they are to receive rounded up to the next whole number of shares.

      (g) Defined Terms. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in Section 9.3 hereof.

1.7   Dissenting Shares.
      ------------------

Notwithstanding any provisions of this Agreement to the contrary, any shares of capital stock of the Company outstanding immediately prior to the Effective Time held by any person that has not consented to the Merger and has demanded and perfected his right of appraisal of such shares in accordance with Delaware Law

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and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Shares pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law. Notwithstanding the foregoing, if any holder of shares of capital stock of the Company who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Shares pursuant to
Section 1.6, without interest thereon, upon surrender of the certificate or certificates representing such shares. The Company shall give Parent prompt notice of any written demands for appraisal of any shares of capital stock of the Company, withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company. The Company shall give Parent the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law hereunder. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of any capital stock of the Company or offer to settle or settle any such demands.

1.8   Surrender of Company Certificates.
      ----------------------------------

      (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent (the "Exchange Agent") in the Merger, which may be its registrar and transfer agent.

      (b) Parent to Provide Common Stock. Upon the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article 1, through such reasonable procedures as Parent may adopt, the Parent Common Shares issuable pursuant to
            Section 1.6 in exchange for outstanding shares of Company Common Stock.

      (c) Exchange Procedure. Promptly after the Effective Time, the Surviving Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Company Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Parent Common Shares pursuant to
            Section 1.6:

            (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and

            (ii) instructions for use in effecting the surrender of the Company Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent. Upon surrender of the Company Certificates to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Parent Common Shares which such holder has the right to receive pursuant to Section 1.6 (the "Parent Certificates"), and the Company Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the

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                    payment of dividends, to evidence the ownership of the
                    number of full Parent Common Shares into which shares of Company Common Stock shall have been so converted in accordance with Section 1.6.

      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to Parent Common Shares represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Parent Common Shares.

      (e) Transfers of Ownership. If any certificate for Parent Common Shares is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, (ii) that the person requesting such exchange will have paid to Parent, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable and (iii) that an opinion shall have been delivered to Parent on behalf of the transferor to the effect that such transfer will not violate Canadian or United States securities laws or regulations.

      (f)   No Liability. Notwithstanding anything to the contrary in this
            Section 1.8, none of the Exchange Agent, the Surviving Company or any party hereto shall be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (g) Investment Agreement. As a condition precedent to the receipt of Parent Common Shares, a Company Stockholder must execute and deliver to Parent an Investment Agreement in the form attached as Exhibit 5.4.

1.9   No Further Ownership Rights in Company Common Stock.
      ---------------------------------------------------

All Parent Common Shares issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Company of shares of Company Common Stock which are outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Company for any reason, they shall be cancelled and exchanged for Parent Common Shares as provided in this Article 1 and appropriately entered into the stock ledger of the Surviving Company.

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1.10  Lost, Stolen or Destroyed Company Certificates.
      -----------------------------------------------

In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.11  Taking Necessary Action; Further Action.
      ----------------------------------------

If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

       ARTICLE 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 The Company hereby represents and warrants to Parent and Merger Sub that:

      (a) the Company is a corporation duly organized, validly existing and in good standing under Delaware Law, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

      (b) the authorized capital of the Company consists of 20,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 4,000,000 shares of Company Common Stock and no shares of Preferred Stock are validly issued and outstanding as fully paid and non-assessable shares, of which none are subject to escrow or pooling arrangements; a complete list of the Company's stockholders and the number of shares of Company Common Stock held by them is attached hereto as
            Schedule 2.1(b). Except as set forth in Schedule 2.1(b), all of the issued and outstanding shares of Company capital stock were duly authorized and validly issued and are fully paid and nonassessable and are free of any liens or encumbrances created by or resulting from the actions of the Company, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or By-Laws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company capital stock were issued in compliance with all applicable federal and state securities laws. Except as described in this Section 2.1(b) or reflected in Schedule 2.1(b), the Company does not have and is not bound, and will not be bound as of the Effective Time, by any outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or obligations of any character, or rights or obligations capable of becoming any of the foregoing, calling for the purchase, redemption or issuance of any shares of Company capital stock or any other equity security of the Company or any securities representing

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            the right to purchase or otherwise receive any shares of Company capital stock or any other equity security of the Company;

      (c) the Company is not subject to any reporting requirements of the Exchange Act;

      (d)   the Company has no subsidiaries;

      (e) the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company (the "Company Board"). The Company Board has directed that this Agreement and the transactions contemplated hereby be submitted to the Company Stockholders for approval and, except for the adoption of this Agreement by the requisite vote of the Company Stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally;

      (f)   [Reserved];

      (g) except as set forth in Schedule 2.1(g), the Company is not a party to any employment, management or service agreements;

      (h) Except as set forth in Schedule 2.1(h) the Company has no outstanding agreements or obligations in respect of the registration, repurchase, redemption, exchange or conversion of any of its outstanding securities and there are no pre-emptive rights or, to the knowledge of the Company, voting, stockholder or other similar agreements pertaining to the shares of Company Common Stock or Preferred Stock;

      (i) at the time of delivery pursuant to Section 4.1(h), the Company Audited Financials will present fairly the financial condition and results of operations of the Company at such dates and for the respective periods indicated in such financial statements and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis except as otherwise stated in the notes to such financial statements;

      (j) since October 31, 2001, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of the Company from that shown in the Company Audited Financials;

      (k) the books and records of the Company fairly and accurately set out and disclose in all material respects the financial position of the Company at the date hereof, all financial transactions relating to the Company have been accurately recorded in such books and records

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            and the minute books of the Company contain all records of the meetings and proceedings of the Company Board and the Company Stockholders;

      (l) the Company does not have any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in the Company Audited Financials including the notes thereto, except liabilities and obligations that may be reflected on the Closing Date Balance Sheet, which liabilities and obligations are not materially adverse in the aggregate to the Company on a consolidated basis and do not exceed in the aggregate US$25,000, and none of which results from, arises out, relates to, is in the nature of or was caused by any breach of contract, tort, breach of warranty, infringement or violation of law. Except as disclosed in the Company Audited Financials, there are no outstanding loans by the Company to any of the Company Stockholders;

      (m) there is no reasonable basis for and to the Company's knowledge, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of the Company, instituted, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its property or assets at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor to the Company's knowledge, is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of the Company, threatened against the Company or any of its property or assets.;

      (n) except as described in Schedule 2.1(n), since October 31, 2001 there has not occurred: (1) any acquisition or sale, transfer or other disposition by the Company of any asset or property; (2) any damage, destruction or loss whether or not covered by insurance; (3) any declaration, setting aside or payment of any dividend or any other distributions in respect of the capital stock or other equity securities of the Company; (4) any issuance of any shares of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any of the capital stock or other equity securities of the Company; (5) any increase in the compensation, pension or other benefits payable or to become payable by the Company to any of its officers or employees, or any bonus payments or arrangements made to or with any of them; (6) any incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others); (7) any discharge or satisfaction by the Company of any material lien or encumbrance or payment by the Company of any obligation or liability (fixed or contingent); (8) any change in any assumptions underlying or methods of calculating any debt, contingency, or other reserve of the Company; (9) any cancellation of any debt or claim or any waiver of any right of in an amount; (10) any disposition, assignment, transfer or lapse of any right of the Company to use any patent, registered trademark, trade name, copyright, know-how or process; (11) any change in any method of accounting or in any accounting practice of the Company;
            (12) any payment, other than salary payments to employees of the Company, loan or advance by the Company to, or any sale, transfer or lease of any of Company's properties or assets to, or any other contract, commitment, agreement, understanding, arrangement or transaction with, any officer, director or shareholder of Company;
            (13) the creation or imposition of any lien on the Company properties or assets; (14) any capital expenditures by the Company;
            (15) any agreement, whether in writing or otherwise, to take any of

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            the foregoing actions described in this Section 2.1(n); or (16) any material adverse change in the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company, taken as a whole.

      (o) the business of the Company is being conducted in all material respects in compliance with all applicable laws, regulations, ordinances, by-laws, orders and decrees of all authorities having jurisdiction over the Company;

      (p) attached hereto as Schedule 2.1(p) is a complete list of each contract or agreement between the Company and any other person, and each such contract is in full force and effect and, to the knowledge of the Company, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default. All material statutory municipal and other licenses, consents, permits and authorities necessary or desirable for the carrying on of the business and activities of the Company as now carried on, have been obtained and are valid and subsisting and all conditions thereof have been complied with in all material respects and, to the knowledge of the Company, none of them are likely to be suspended, cancelled, revised, refused or revoked;

      (q) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do, nor will they (with the giving of notice or the lapse of time or both):

            (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to the Company;

            (ii) conflict with any of the terms, conditions or provisions of the charter documents (including the bylaws) of the Company;

            (iii) violate, materially conflict with, result in a material breach of, constitute a material default under or accelerate or permit the acceleration of the performance required by, any agreement, covenant, undertaking, commitment, instrument, judgment, order, decree, note, bond, mortgage, license, sublicense, lease or other obligation, or award to which the Company is a party or by which it is bound or to which any of its property or assets is subject; or

            (iv) result in the cancellation, suspension or material alteration in the terms of any material license, permit or authority held by the Company or in the creation of any lien, charge, security interest or encumbrance upon any material assets of the Company under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

      (r) except as described in Schedule 2.1(r), the Company has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby;

      (s) the shares of Company Common Stock or Preferred Stock are not listed on any stock exchange;

      (t) as to the "Company Intellectual Property," which means (A) that certain License Agreement between the Company and Johns Hopkins University dated April 18, 2001 (the "Johns Hopkins License") and all of the Company's rights and obligations thereunder (all of which by virtue of this Agreement pass through and inure to the benefit of the Surviving Company, including the representations and warranties of Johns Hopkins University), (B) that certain Sub-License Agreement between the Company and ILEX Oncology, Inc. dated June 22, 2001 (the "Sublicense Agreement"), (C) as of the Effective Time, the License and Option Agreement dated December 19, 2001, covering ILEX Technology (as defined in Section 9.3) and all of the Company's rights and obligations thereunder which shall supersede and replace
            (B) above (the "ILEX Agreement"), and (D) the Marban Agreement and all of the Company's rights and obligations thereunder;

            (i) except as described in Schedule 2.1(t)(i) the Company is not a party to any agreement pursuant to which any third party is authorized to use any Company Intellectual Property;

            (ii) the Company is not, and to the knowledge of the Company, without independent investigation, no party to any agreements pertaining in any way to the Company's rights in the Company Intellectual Property, including the Johns Hopkins License, is in violation of such agreements, and the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder will not impair in any material respect the Company's rights or alter the rights or obligations of any third party under or violate any such agreements, and the Johns Hopkins License is fully paid up as of the Effective Time;

            (iii) except as set forth in Schedule 2.1(t)(iii) hereto, to the knowledge of Company without independent investigation, no claims with respect to the Company Intellectual Property have been asserted or, to the knowledge of the Company, are threatened by any person, nor does the Company have knowledge without independent investigation of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale or use of any product, or any licensing of any Company Intellectual Property, infringes on any copyright, patent, trademark or trade secret or violates any third party's rights in any domain name or any other third party proprietary rights, (B) against the use by the Company of any Company Intellectual Property, or (C) challenging the ownership, control, validity or effectiveness of any of the Company Intellectual Property; and to the knowledge of Company, no proceedings have been initiated pertaining to patent interferences or patent oppositions relating to Company Intellectual Property or portions thereof;

            (iv) to the knowledge of the Company, without independent investigation, all patents and registered trademarks encompassed by or part of the Company Intellectual Property are valid and subsisting, and no copyright encompassed by or part of the Company Intellectual Property has been forfeited to the public domain. To the Company's knowledge, without independent investigation, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company;

            (v) to the knowledge of the Company, without independent investigation, the Company Intellectual Property is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party. Company has not encumbered or agreed that any third party may encumber (through liens, claims, rights or equities) the Company Intellectual Property except for any encumbrances granted under the John Hopkins License and the Sublicense Agreement;

            (vi)    [Reserved]

            (vii) To the knowledge of Company, without independent investigation, the Company has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of patents, trademarks, service marks, trade names, trade dress, trade secrets, copyrights, moral rights, or domain names, and which has not been finally terminated prior to the date hereof. Company has no knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any patents, trademarks, service marks, trade names, trade dress, trade secrets, copyrights, moral rights, or domain names of another;

      (u) other than the Company Intellectual Property, the Company does not own or otherwise have any rights (including without limitation under any license) to or under any patents; inventions; trademarks; service marks; trade names; trade dress; trade secrets; copyrights; moral rights; domain names; any renewal rights, applications, and registrations for any of the foregoing; any goodwill associated with such trademarks, service marks, trade names, and trade dress; technology; computer software programs or applications (in source and/or object code form); any documents and files relating to design, end user documentation, quality control, sales, marketing or customer support, and any schematics, records (including, without limitation, clinical records), or databases, the intellectual property rights in which pertain to any of the foregoing; any know-how or tangible or intangible proprietary information or materials; or any third-party proprietary or confidential information;

      (v) for purposes of this Article 2, "Taxes" means taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any governmental authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all licence, franchise and registration fees and all employment insurance, health insurance and other government pension plan premiums or contributions. All tax returns, reports and forms of the

            Company required to be filed by or with the respect to the activities of Company under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed, which returns, reports and statements are true, correct and complete in all respects, and all Taxes, fees and other governmental charges of any nature whatsoever which were required to be paid have been paid. Complete and accurate copies of all tax returns filed, if any, have been previously delivered to Parent. There are no liens for taxes upon the Company or its assets except liens for current Company taxes not yet due. Company has made available to Parent complete copies of all the income tax returns, all examination reports by any taxing authority, and any statements of deficiencies proposed or assessed against or agreed by Company. Company has received no written notice of any claimed, proposed or assessed deficiencies or any adjustment for any Tax;

      (w) except as described in Schedule 2.1 (w), the Company is not a party to or subject to: (i) any union contract, employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee not terminable at will by the Company; (ii) any employee benefit plan or other plan or contract or arrangement, written or oral, requiring Company to provide bonuses, pensions, deferred compensation, retirement payments, profit sharing or the like; (iii) any lease of real or personal property; (iv) except for trade indebtedness incurred in the ordinary course of business, any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise; or (v) any contracts containing covenants purporting to limit Company's freedom to compete in any line of business in any geographical area;

      (x) the information supplied by the Company for inclusion in the Information Circular (as hereinafter defined) to be filed with all applicable securities regulatory authorities as part of the registration statement to be filed pursuant to the Registration Rights Agreement described in Section 5.8 hereof, or to be sent to the shareholders of Parent in connection with the meeting of Parent shareholders (the "Parent Shareholders") to consider the Merger (the "Parent Meeting") (such information circular as amended or supplemented is referred to herein as the "Information Circular"), shall not, on the date the Information Circular (or any amendment thereof or supplement thereto) is first mailed to Parent Shareholders, at the time of the Parent Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, be false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, not false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respecting affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the registration statement or a supplement to the Information Circular, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents;

      (y) the Company Board has, as of the date of this Agreement, (i) determined that the Merger is fair to, and in the best interest of the Company and its stockholders, and (ii) has agreed to recommend that its stockholders approve this Agreement and the transactions contemplated herein;

      (z) to the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent the Merger from constituting a tax-free reorganization within the meaning of Section 368(a) of the Code or that would cause any of the Company Stockholders to recognize gain for U.S. income tax purposes upon the exchange of their Company Common Stock for Parent Common Shares pursuant to the Merger; and

      (aa) No representation, warranty or statement made by the Company in this Agreement or in the Schedules or Exhibits attached hereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

         ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

3.1 Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

      (a) each of Parent, Parent Subsidiaries and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

      (b) the authorized capital of Parent consists of 200,000,000 common shares without par value of which on the date hereof, 41,235,848 Parent Common Shares are validly issued and outstanding as fully paid and non-assessable shares. Upon exercise of the Special Warrants (as defined in Section 9.3) outstanding on the date hereof, there will be 43,070,181 validly issued and outstanding fully paid and non-assessable Parent Common Shares. Upon exercise or conversion of all other warrants, rights, notes, preferred stock, and any other convertible securities and options outstanding on the date hereof there will be 52,001,035 validly issued and outstanding fully paid and non-assessable Parent Common Shares. Except as set forth in
            Schedule 3.1(b), all of the issued and outstanding Parent Common Shares were duly authorized and validly issued and are fully paid and nonassessable and are free of any liens or encumbrances created by or resulting from the actions of the Parent, and are not subject to preemptive rights or rights of first refusal created by statute, the Memorandum or Articles of the Parent or any agreement to which the Parent is a party or by which it is bound. All Parent Common Shares outstanding on the date hereof have been offered, issued, sold and delivered by Parent in compliance with: (i) all registration or qualification and prospectus requirements (or applicable exemptions therefrom) of all applicable Canadian Securities Laws (as defined below) and other applicable securities laws; and (ii) all material requirements set forth in applicable agreements or instruments. Except as described in this Section 3.1(b) or reflected in the Schedule 3.1(b) the Parent does not have and is not bound by any outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or obligations of any character calling for the purchase, redemption or issuance of any Parent Common Shares or any other equity security of the Parent or any securities representing the right to purchase or otherwise receive any Parent Common Shares or any other equity security of the Parent;

      (c) Parent is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta, Ontario, Quebec and the Yukon Territory, the rules, their respective regulations, prescribed forms, orders and rulings made thereunder and the policy statements issued by the securities commissions or other applicable securities regulatory authorities thereunder (the "Canadian Securities Laws") and is in material compliance with the by-laws, rules and regulations of The Toronto Stock Exchange. Parent has timely filed all material forms, reports and documents required to be filed by Parent under the Canadian Securities Laws and the rules and regulations of The Toronto Stock Exchange since Parent became a reporting issuer under the Canadian Securities Laws or commenced listing on The Toronto Stock Exchange, as applicable, other than a failure to timely file any such document which would not have a material adverse effect on the Parent or an adverse effect on the ability to resell on The Toronto Stock Exchange the Parent Common Shares issued to the Company Stockholders in the Merger; provided, however, that all such material required forms, reports and documents required to be filed by Parent before the date of this Agreement have been filed. All such required forms, reports and documents are referred to herein as the "Parent Securities Reports." As of their respective dates, the Parent Securities Reports (i) were prepared in accordance with the requirements of applicable Canadian Securities Laws and the rules and regulations of The Toronto Stock Exchange applicable to such Parent Securities Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent represents and warrants that, as of the date of this Agreement it is eligible to utilize clause 74(2)(8) of the Securities Act (British Columbia) in relation to the issue by Parent of the Parent Common Shares to the Company Stockholders pursuant to the terms of this Agreement;

            Parent is a "qualifying issuer" (as that term is defined in Multilateral Instrument 45-102 Resale of Securities) ("MI 45-102"). With regard to Canadian Securities Laws, by virtue of the application of MI 45-102, the Parent Common Shares issuable to the Company Stockholders upon consummation of the Merger will be freely resaleable in Canada on The Toronto Stock Exchange provided that the following conditions are met at the time of the trade: (i) Parent is or has been a reporting issuer in a jurisdiction listed in Appendix B of MI 45-102 for a period of four (4) months immediately preceding the trade; (ii) the trade is not a "control distribution", as defined in MI 45-102; (iii) no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (v) if the selling security holder is an insider or officer of Parent, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation;

      (d) The authorized and issued capital of Merger Sub consists of One Thousand shares of common stock, all of which are held by Parent. In addition to Merger Sub, Parent has two wholly owned subsidiaries which are disclosed in Schedule 3.1(d) (together with Merger Sub, collectively referred to as the "Parent Subsidiaries"). Parent owns all of the issued and outstanding shares or capital stock of the Parent Subsidiaries, as the case may be, and Parent Subsidiaries do not have and are not bound by any outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or obligations or any character calling for the purchase, redemption or issuance of any shares or capital stock or other equity security of Parent Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Parent Subsidiary capital stock or any other equity security of Parent Subsidiaries. All outstanding shares of Parent Subsidiary capital stock were issued in compliance with applicable Canadian Securities Laws and applicable U.S. securities laws;

      (e) The Parent has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby subject to shareholder approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Parent Board. Except for the adoption and approval of this Agreement and approval of the Merger by the requisite vote of the Parent Shareholders, no other corporate proceedings on the part of the Parent or the Parent Subsidiaries are necessary to approve this Agreement or the Merger. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by the Parent and (assuming due authorization, execution and delivery by Company) constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Merger Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under, this Agreement. The execution, delivery and performance by Merger Sub of this Agreement has been duly authorized by the Merger Sub board of directors in accordance with its charter documents and applicable laws. This Agreement constitutes, when executed by the other parties hereto, the valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or other similar laws affecting creditors' rights generally and applicable equitable principles (whether considered in a proceeding at law or in equity);

      (f) except as disclosed in Schedule 3.1(b) there are no pre-emptive rights or, to the knowledge of Parent, voting, stockholders or other similar agreements pertaining to the Parent Common Shares. The Parent Common Shares to be issued to the Stockholders in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and not subject to any encumbrances or pre-emptive rights except for applicable restrictions on transfer imposed by applicable securities laws, including those imposed by the 1933 Act and Rule 144 promulgated under the 1933 Act, and under applicable "blue sky" state securities laws or Canadian Securities Laws, and will be issued in compliance with Canadian Securities Laws, and applicable United States and applicable state securities laws;

      (g) except with respect to the registration rights and requirements of the Special Warrants described in Schedule 3.1(b) and with respect to the registration rights of the holders of Common Stock pursuant to the Registration Rights Agreement, the Parent and the Merger Sub are under no obligations to register or qualify any capital stock of the Parent or Merger Sub pursuant to any registration rights agreement or similar agreement;

      (h) the audited consolidated financial statements of Parent for its fiscal year ended November 30, 2000 (the "Parent Audited Financials") and the unaudited consolidated financial statements for the nine months ended August 31, 2001 present fairly the financial condition and results of operations of Parent as at such dates and for the respective periods indicated in such financial statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the notes to such financial statements and comply with all applicable requirements of Canadian Securities Laws;

      (i) since August 31, 2001, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of Parent from that shown in the unaudited consolidated financial statements of Parent for the period ended August 31, 2001;

      (j) the books and records of Parent fairly and accurately set out and disclose in all material respects the financial position of Parent as at the date hereof, all material financial transactions relating to Parent have been accurately recorded in such books and records and the minute books of Parent contain all records of the meetings and proceedings of the stockholders and directors of Parent;

      (k) Parent and Parent Subsidiaries do not have any material liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in the Parent Audited Financials or their unaudited consolidated financial statements for the nine months ended August 31, 2001, except liabilities and obligations incurred in the ordinary course of its business since August 31, 2001, which liabilities and obligations are not materially adverse in the aggregate to Parent on a consolidated basis. Except as disclosed in the Public Documents, there are no outstanding loans by the Parent to any Parent Shareholders. The Parent (i) has been released from all securities, guarantees, and indemnities given by or binding upon the Parent in relation to any debt or obligation of its shareholders and/or all or any third parties and (ii) no such securities and indemnities exist;

      (l) there is no basis for and there are no material actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of Parent, instituted, pending or, to the knowledge of Parent, without independent investigation, threatened against or materially adversely affecting Parent or any of its property or assets at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of Parent without independent investigation, threatened against Parent or any of its property or assets, which would prevent or materially hinder the consummation of the transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of Parent, except as disclosed in the Public Documents;

      (m) Except as described in the Public Documents, the Parent and each Parent Subsidiary has conducted its business only in the ordinary course and there has not occurred with respect to Parent or any Parent Subsidiary: (1) any acquisition or sale, transfer or other disposition of any asset or property other than inventory in the ordinary course of business; (2) any damage, destruction or loss whether or not covered by insurance, in excess of $10,000 in the aggregate; (3) any declaration, setting aside or payment of any dividend or any other distributions in respect of the capital stock or other equity securities; (4) any issuance of any shares of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock or other equity securities; (5) any increase in the compensation, pension or other benefits payable or to become payable to any of its officers or employees, or any bonus payments or arrangements made to or with any of them (other than annual or periodic increases made in the ordinary course of business consistent with past practice); (6) any incurrence of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business or as contemplated hereby; (7) any discharge or satisfaction of any material lien or encumbrance or payment of any obligation or liability (fixed or contingent) in an amount exceeding $10,000 other than in the ordinary course of business; (8) any change in any assumptions underlying or methods of calculating any debt, contingency or other reserve; (9) any cancellation of any debt or claim or any waiver of any right of in an amount exceeding $10,000; (10) any disposition, assignment, transfer or lapse of any right to use any patent, registered trademark, trade name, copyright, know-how or process; (11) any change in any method of accounting or in any accounting practice;
            (12) any payment, other than salary payments to employees, loan or advance to, or any sale, transfer or lease of any of Parent's or any Parent Subsidiary's properties or assets to, or any other contract, commitment, agreement, understanding, arrangement or transaction with, any officer, director or shareholder of Parent or any Parent Subsidiary; (13) the creation or imposition of any lien properties or assets; (14) any capital expenditures in excess of $10,000; (15) any agreement, whether in writing or otherwise, to take any of the foregoing actions described in this Section 3.1(m); or (16) any material adverse change in the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Parent, taken as a whole;

      (n) the business of Parent and each Parent Subsidiary is being conducted in all material respects in compliance with all applicable laws, regulations, ordinances, by-laws, orders and decrees of all authorities having jurisdiction. All of the outstanding shares of Merger Sub capital stock are owned by Parent and have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with Canadian Securities Laws, and applicable United States and applicable state securities laws. Merger Sub was formed for the sole purpose of consummating the Merger and has no assets or liabilities except as necessary for such purpose;

      (o) attached hereto as Schedule 3.1(o) is a complete list of each contract or agreement between Parent and each Parent Subsidiary and any other person which is material to the ownership, use or operation of a material portion of the business, properties or assets of Parent or Parent Subsidiaries and each such contract is in full force and effect and, to the knowledge of Parent, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default. All material statutory municipal and other licenses, consents, permits and authorities necessary or desirable for the carrying on of the business or activities of the Parent as now carried on have been obtained and are valid and subsisting and all conditions thereof have been complied with in all material respects and, to the knowledge of Parent, none of them are likely to be suspended, cancelled, revised, revoked or refused;<PAGE<

      (p) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

            (i) violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Parent or any Parent Subsidiary;

            (ii) conflict with any of the terms, conditions or provisions of the charter documents (including the Articles and bylaws) of Parent or any Parent Subsidiary;

            (iii) violate, materially conflict with, result in a material breach of a material provision of, constitute a material default under or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree, note, bond, mortgage, license, sublicense, lease or other obligation, or award to which Parent or any Parent Subsidiary is a party or by which any of it is bound or to which any of its property or assets is subject; or

            (iv) result in the cancellation, suspension or material alteration in the terms of any material license, permit or authority held by Parent or any Parent Subsidiary or in the creation of any lien, charge, security interest or encumbrance upon any material assets of Parent or any Parent Subsidiary under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

      (q) neither Parent nor any Parent Subsidiary has incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby, except as disclosed in
            Schedule 3.1(q) hereto;

      (r) the Parent Common Shares are listed on The Toronto Stock Exchange and are traded over the counter on the NASDAQ OTC Bulletin Board;

      (s)   (i)     Parent and Parent Subsidiaries own, have licensed or
                    otherwise have sufficient rights to use rights to all patents, trademarks, trade names, copyrights, and any applications therefore, technology, know-how, tangible or intangible proprietary information or material that in any material respect are used or proposed to be used in the business of Parent or Parent Subsidiaries as currently conducted or as proposed to be conducted within the twelve months following the date hereof (the "Parent Intellectual
                    Property");

            (ii) Schedule 3.1(s)(ii) hereto lists all registered patents, registered trademarks, registered and material unregistered copyrights, trade names, and any applications therefore, included in the Parent Intellectual Property, and specifies the jurisdictions in which each such Parent Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers;

            (iii) Schedule 3.1(s)(iii) hereto also list all material licenses, sublicenses and other agreements ("Parent Licenses") as to which Parent or any of Parent Subsidiaries is a party and pursuant to which Parent or any Parent Subsidiary or any other person is authorized to use any Parent Intellectual Property or other trade secret material to Parent or any of its subsidiaries;

            (iv) neither Parent nor any Parent Subsidiary is in violation of, and the execution and delivery of this Agreement and the performance by Parent of its obligations hereunder will not impair in any material respect Parent's rights or alter the rights or obligations of any third party under any Parent License;

            (v) except as set forth in Schedule 3.1(s)(v), to the knowledge of Parent without independent investigation, no claims with respect to the Parent Intellectual Property have been asserted or, to the knowledge of Parent without independent investigation, are threatened by any person, nor does Parent or any subsidiary of Parent have knowledge, without independent investigation, of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale or use of any product, or any licensing of any Parent Intellectual Property, as now used or offered or proposed for sale, use or licensing by Parent or any Parent Subsidiary, infringes on any copyright, patent or trade secret or violates any third party's rights in any domain name or any other third party proprietary rights, (B) against the use by Parent or any Parent Subsidiary of any Parent Intellectual Property, or (C) challenging the ownership, control, validity or effectiveness of any of the Parent Intellectual Property; and no proceedings have been initiated pertaining to patent interferences or patent oppositions relating to Parent Intellectual Property or portions thereof;

            (vi) to the Parent's knowledge, all patents and registered trademarks held by the Parent or any Parent Subsidiary are valid and subsisting, and no copyright owned by or licensed to the Parent or any Parent Subsidiary has been forfeited to the public domain. To Parent's knowledge, without independent investigation, there is no material unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property by any third party, including any employee or former employee of the Parent or any Parent Subsidiary; and

            (vii) to the knowledge of Parent, without independent investigation, neither the Parent or any Parent Subsidiary has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of patents, trademarks, service marks, trade names, trade dress, trade secrets, copyrights, moral rights, or domain names, and which has not been finally terminated prior to the date hereof;

            (viii) Parent has no knowledge of any infringement liability with respect to, or infringement by, Parent or any Parent Subsidiary of any patents, trademarks, service marks, trade names, trade dress, trade secrets, copyrights, moral rights or domain names of another;

      (t) For purposes of this Article 3, "Taxes" means taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any governmental authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other government pension plan premiums or contributions. There are no liens for Taxes upon the Parent or any Parent Subsidiary or its property or assets except liens for current Taxes not yet due. All tax returns, reports, declarations, elections, notices, filings and forms ("Returns") of the Parent and Parent Subsidiaries required to be filed by or with respect to the Parent or Parent Subsidiaries under the laws of any jurisdiction, domestic or foreign in respect of Taxes, have been duly and timely filed, which Returns, reports and statements are true, correct and complete in all respects and correctly report all income and other amounts and information required to be reported thereon and all Taxes, fees and other governmental charges of any nature whatsoever, which were required to be paid have been paid, including all installments on account of Taxes for the current year that are due and payable by it whether or not assessed by the appropriate governmental authority. Complete and accurate copies of all tax returns filed have been made available to Company. There are no liens for Taxes upon Parent, or any Parent Subsidiary or any of their respective assets except liens for current Taxes not yet due. Parent has made available to the Company complete copies of all the tax returns for the last five taxable years of Parent, all examination reports by any taxing authority for the last five taxable years of Parent, and any statements of deficiencies proposed or assessed against or agreed by Parent or any Parent Subsidiary for the last five taxable years of Parent. Neither Parent, nor any Parent Subsidiary has received written notice of any claimed, proposed or assessed deficiencies or any adjustment for any Tax. Each of Parent and Parent Subsidiaries have duly and timely withheld from any amount paid or credited to it or for the account or benefit of any person the amount of all Taxes and other deductions required by any applicable laws to be withheld from any such amount and have duly and timely remitted the same to the appropriate governmental authority;

      (u) the Parent Board has, as of the date of this Agreement subject to issuance of the Fairness Opinion, determined that the Merger is fair to, and in the best interest of the Parent and Parent Shareholders;

      (v) To the knowledge of the Parent, neither the Parent nor Parent Subsidiary nor any of their affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent the Merger from constituting a tax-free reorganization within the meaning of Section 368(a) of the Code or that would cause any of the Company Stockholders to recognize gain for U.S. income tax purposes upon the exchange of their Company Common Stock for Parent Common Shares pursuant to the Merger;

      (w)   [Reserved];

      (x) To the knowledge of Parent, with respect to all properties owned, operated or leased by the Parent or any Parent Subsidiary, Parent or Parent Subsidiaries, as applicable, have obtained and currently maintain all material environmental permits required for their business and operations and are in compliance with all such environmental permits. There are no legal proceedings pending nor, to the knowledge of the Parent, threatened to modify or revoke any such environmental permits. The Parent has not received any notice from any source that there is lacking any environmental permit required for the current use or operation of the business of the Parent and Parent Subsidiaries, or any property owned, operated or leased by the Parent and Parent Subsidiaries. To the knowledge of the Parent, all properties owned, operated or leased by the Parent, or Parent Subsidiaries comply with all applicable environmental laws, regulations and rules;

      (y) Each of Parent and each Parent Subsidiary have complied in all material respects with, and are in compliance in all material respects with, all laws, statutes and governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions or decrees applicable to its business. Neither Parent, nor any Parent Subsidiary has been charged with any violation of any provision of any Canadian, federal, state, provincial, local or foreign law or administrative regulation in respect of its business. All material statutory, municipal and other licenses, consents, permits and authorities necessary or desirable for the carrying on of the business and activities of each of Parent, Merger Sub and Parent Subsidiary as now carried on, have been obtained and are valid and subsisting;

      (z) In respect of all of Parent's and Parent Subsidiary's insurance: (i) all premiums have been duly paid to date; and (ii) no material claim is outstanding, and to the knowledge of Parent, no circumstances exist which are likely to give rise to any material claim by or against Parent or any Parent Subsidiary;

      (aa) Each employee bonus, profit sharing, retirement, stock purchase, stock option, insurance, medical, life, disability, severance, or other benefit plan ("Plan") covering active, former, or retired employees, officers, and directors of the Parent is listed in the Public Documents. No Plan is covered by Title IV of ERISA or Code
            Section 412. No claims are pending or to the knowledge of Parent, without independent investigation, anticipated against the Parent or the Parent Subsidiaries or the Plans with respect to any Plan, except for payment of benefits in the ordinary course of business, and no employee or beneficiary has pending or has threatened any appeal or litigation regarding any denial of a benefit under any Plan. To the knowledge of Parent, there are no restrictions on the rights of Company to amend or terminate any Plan without incurring any liability therefore;

      (ab) Neither Parent nor any Parent Subsidiary, nor, to each of the Parent's and Merger Sub's knowledge, any director, officer, agent, employee or other person acting on behalf of Parent or any Parent Subsidiary, has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or provincial law of Canada,
            (ii) accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) made any false or fictitious entries in the books and records of Parent, or any Parent Subsidiary;

      (ac) Either Parent or Parent Subsidiaries are, and at the Effective Time will be, the true and lawful owner of all of the material properties and assets reflected on the Parent Balance Sheet or acquired and used in any of Parent's or any Parent Subsidiary's business since the date thereof and not sold or otherwise disposed of in the ordinary course of business since such date, free and clear of all material liens, title defects, mortgages, charges, pledges, hypothecations, security interests and encumbrances;

      (ad) Parent has furnished or made available to Company a true and correct copy of each Parent Securities Report filed for the five years preceding the date hereof. If at any time prior to the Effective Time any event relating to Parent or the Parent Subsidiaries should be disclosed by Parent which should be set forth in an amendment to the Parent Securities Reports or a supplement to the Parent Securities Reports, the Parent will promptly inform the Company;

      (ae) No representation, warranty or statement made by each of Parent and Merger Sub in this Agreement or in the Schedules or Exhibits attached hereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                 ARTICLE 4.   COVENANTS

4.1   Covenants of the Company.
      ------------------------

The Company hereby covenants and agrees with Parent and Merger Sub that prior to the Effective Time, the Company will:

      (a)   subject to termination under Article 7, until the Effective Time:

            (i) not enter into any transaction or incur any obligation or liability, except as contemplated in this Agreement or as otherwise agreed to by Parent;

            (ii) not merge into or with, amalgamate or consolidate with, enter into any other corporate reorganization with, sell all or any part of its assets to any other corporation or person, or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in Article 2 hereof if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement therein were deemed to be such later date, except as contemplated in this Agreement and, without limiting the generality of the foregoing, the Company will not, without the prior written consent of Parent:

                    (A) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its stockholders;

                    (B) issue any shares or other securities exercisable for, convertible into or exchangeable for shares or enter into any commitment or agreement therefore;

                    (C)   increase or decrease its paid-up capital; or

                    (D) alter or amend its charter documents as the same exist at the date of this Agreement;

      (b) do all such acts and things as may be reasonably necessary or required in order to give effect to the Merger and, without limiting the generality of the foregoing, the Company will apply for and use its good faith efforts to obtain:

            (A) the approval of the Company Stockholders required for the implementation of the Merger; and

            (B) such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Merger and transactions contemplated by this Agreement.

      (c) give the representatives of Parent full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, agreements and commitments of the Company and furnish such information concerning the Company as Parent may reasonably request;

      (d) use all reasonable efforts to cause each of the conditions set forth in Article 6 hereof which require action by it to be satisfied on or before the time required for satisfaction;

      (e) provide all information reasonably requested by Parent for the Parent Information Circular and such information will be accurate and complete;

      (f) use best efforts to acquire an option, license or other legal claim on the ILEX Technology (as defined in Section 9.3), in form and substance acceptable to Parent at its sole discretion;

      (g)   [Reserved];

      (h) on or before December 31, 2001, provide to Parent audited financial statements for the Company for the period from inception of the Company to November 30, 2001 that present fairly the financial condition and results of operations of the Company at such date and for the period indicated therein, prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (the "Company Audited Financials");

      (i) not take or cause to be taken any action which would disqualify the Merger as a tax-free reorganization under Section 368 of the Code or that would cause any of the Company Stockholders to recognize gain for U.S. income tax purposes upon the exchange of their Company Common Stock for Parent Common Shares pursuant to the Merger;

      (j) not conduct any business or commercial activities except as expressly contemplated by this Agreement; and

      (k) timely prepare all required income tax returns, taking into account extensions, and prior to filing such returns, shall present drafts of such income tax returns to Parent for its review and comment.

4.2   Covenants of Parent.
      --------------------

Parent and Merger Sub, jointly and severally, hereby covenant and agree with the Company that prior to the Effective Time, Parent and Parent Subsidiaries will:

      (a)   subject to termination under Article 7, until the Effective Time:
            (i) not alter or amend their respective charter documents as the same exist at the date of this Agreement except as contemplated hereunder or in connection with authorization (but not issuance) of a class of preferred shares to facilitate financing of Parent following the Effective Time or to the extent permitted by clause (g) below;

            (ii) not engage in any business transaction or incur any obligation if the same would have a material adverse effect on Parent, any Parent Subsidiary or the Merger;

            (iii) do all such acts and things as may be reasonably necessary or required in order to give effect to the Merger and, without limiting the generality of the foregoing, Parent will apply for and use its good faith efforts to obtain:

                    (A) the approval of the Parent Shareholders required for the implementation of the Merger; and

                    (B) such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Merger and transactions contemplated by this Agreement;

            (iv) give the representatives of the Company full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, agreements and commitments of Parent and furnish such information concerning Parent as the Company may reasonably request;

            (v) use all reasonable efforts to cause each of the conditions set forth in Article 6 hereof which require action by it to be satisfied with on or before the time required for satisfaction.

      (b) following the receipt of the Fairness Opinion (as described in Section 6.2(f)), submit to the Parent Shareholders the Parent Board's recommendation that the Parent Shareholders approve this Agreement and the Merger (unless in the written opinion of Parent's outside counsel such recommendation would breach the fiduciary obligations of the Parent Board), and to the extent required by applicable law, convene the Parent Meeting and solicit proxies to be voted at the Parent Meeting in favor of the approval of this Agreement and the Merger.

      (c) not make, nor cause any Parent Subsidiary to make, any declaration setting aside or payment of any dividend or any other distributions in respect of any of their respective equity securities except as expressly permitted herein.

      (d) not sell or otherwise dispose of, nor permit any Parent Subsidiary to dispose of, any capital asset in excess of $25,000 or other than in the ordinary course of business consistent with its normal business practices.

      (e) use and shall cause each Parent Subsidiary to use its commercially reasonable best efforts to preserve intact its business organizations and to preserve its present relationships with any suppliers and customers.

      (f) not, and shall cause Parent Subsidiaries not to, take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code or cause the Company's Stockholders to recognize gain for U.S. income tax purposes upon the exchange of their Company Common Stock for Parent Common Shares pursuant to the Merger.

      (g) not issue, sell or grant options, or permit any Parent Subsidiary to issue, sell or grant (except pursuant to existing agreements or plans), warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any of its capital stock or rights or obligations convertible into or exchangeable for any shares of its capital stock or make any changes (by split-up, combination, reorganization or otherwise) in its capital structure, except (i) as agreed to by the parties hereto in writing (including under this Agreement and the Registration Rights Agreement), and (ii) issuance of employee options consistent with past practice. Notwithstanding anything contained herein, Parent shall be permitted to increase (but not issue) the amount of capital stock issuable under its stock incentive plans so long as the shares issuable under such plans will not exceed 15% of the issued and outstanding shares of all classes of Parent following the Merger and the financing described in
            Section 6.2(e).

      (h) use its commercially reasonable best efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage now maintained on behalf of itself and/or any Parent Subsidiaries and not amend or cancel any such policies of insurance.

      (i) prepare and file all Parent Tax Returns, taxes and other tax reports, filings and amendments thereto required to be filed by it and/or any Parent Subsidiaries, on a timely basis, taking into account extensions, and in a manner consistent with past practice and duly and timely remit and pay all Taxes when due.

      (j) promptly notify the Company of the occurrence of any extraordinary event adversely affecting Parent, Merger Sub or any Parent Subsidiary or their respective businesses affairs, prospects, operations, properties, assets or conditions.

      (k) to the extent permitted under applicable laws, will provide all information requested by Company regarding Parent and Parent Subsidiaries reasonably necessary for inclusion in the proxy to be submitted by Company to its stockholders in connection with the approval this Agreement and the Merger.

      (l) not enter into, nor permit Parent Subsidiaries to enter into, any transaction with any of the officers and directors of Parent, or any Parent Subsidiary, or any immediate family member of any of the foregoing, or any entity in which any of such persons has a material interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or an over the counter market and less than 1% of the stock of which is beneficially owned by such persons).

      (m) except to the extent required by Parent's external auditors, not permit a change in its or any Parent Subsidiary's methods of maintaining its books, accounts or business records or, except as required by GAAP (in which event prior notice shall be given to the Company), change any of its accounting principles or the methods by which such principles are applied for tax and accounting purposes.

      (n) not and will not permit any Parent Subsidiary to (i) incur any indebtedness for borrowed money other than such obligations as are disclosed in the Public Documents, trade debt and other obligations incurred in the ordinary course, (ii) create any fixed or floating charge, lien or encumbrance over any part of its properties or assets, except in the ordinary course of business or as disclosed in the Public Documents, (iii) make any loan to any other Person, except as disclosed in the Public Documents or (iv) guarantee the liabilities of any or obligations of any other person or entity, except as disclosed in the Public Documents.

      (o) take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by the Merger on the terms and subject to the conditions set forth in this Agreement.

      (p) take all actions necessary to cooperate with the Company and its counsel to obtain the tax opinion referred to in Section 6.3(h), including, without limitation, the furnishing of a representation letter (the "Representation Letter") to counsel for the Company, in a form reasonably requested by Company counsel. Notwithstanding anything herein to the contrary, the Representation Letter shall survive the closing of the Merger and shall be enforceable by, and be executed in favor of, the Company Stockholders as third party beneficiaries.

ARTICLE 5.   ADDITIONAL AGREEMENTS

5.1   Meetings of Stockholders.
      -------------------------

      (a) The Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-laws to secure the approval of this Agreement and the transactions contemplated hereby from the Stockholders. The Company shall use its best efforts to solicit from Company Stockholders proxies or written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Company Stockholders required by Delaware Law to effect the Merger.

      (b) Parent shall promptly after the date hereof take all action necessary in accordance with all applicable laws and as required by The Toronto Stock Exchange and its Memorandum and Articles of Incorporation to convene the Parent Meeting. Parent shall use its best efforts to solicit from Parent Shareholders proxies in favour of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Parent Shareholders required by all applicable laws and as required by The Toronto Stock Exchange to effect the Merger.

5.2   Access to Information and Confidentiality.
      ------------------------------------------

      (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released) the Company and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals for discussion of such party's business, properties and personnel as the other party may reasonably request; and

      (b) Each party will keep such information confidential in accordance with the terms of the Confidentiality Agreement attached hereto as
            Exhibit 5.2.

5.3   Consents and Approvals.
      -----------------------

      (a) The Company, Parent and Merger Sub shall use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals and approvals of The Toronto Stock Exchange), and the Company, Parent, and Merger Sub shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies and The Toronto Stock Exchange) required in connection with the authorization, execution and delivery of this Agreement by the Company, Parent, and Merger Sub, and the consummation by them of the transactions contemplated thereby. The Company and Parent shall furnish all information required by the other to be included in the proxy materials prepared by them or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

      (b) The Parent shall, at the sole cost of the Parent, use reasonable best efforts to obtain the conditional approval of The Toronto Stock Exchange for the listing thereon of the Parent Common Shares issued to the Stockholders in connection with the Merger and shall use reasonable best efforts to obtain any other approvals, consents or authorization required from applicable governmental authorities or third parties required in connection with the transactions contemplated hereby (other than approvals, consents or authorizations relating to the Company), including without limitation, the issuance of the Parent Common Shares to the Stockholders in connection with the Merger.

5.4   Investment Agreements.
      ----------------------

The Company shall use its best efforts to cause each Company Stockholder to deliver to Parent, prior to the Effective Time, a written agreement (an "Investment Agreement") in the form attached hereto as Exhibit 5.4.

5.5   Notification of Certain Matters.
      --------------------------------

The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of:

      (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate;

      (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and

      (c) Any other non-public event or development that could reasonably be expected to materially and adversely impact such party or its ability to consummate the transactions contemplated hereunder.

5.6   Further Action.
      ---------------

Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to obtain in a timely manner all necessary waivers, consents and approvals of third parties and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

5.7   Public Announcements.
      ---------------------

Each of Parent and the Company shall receive written consent from each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to receiving such consent; provided, however, that if any party is required by applicable law to make any public announcement or other disclosure with respect to the Merger or this Agreement, such party shall provide notice to the other party as soon as is reasonably practicable and shall consult with the other party with respect to the content of such announcement or disclosure.

5.8   Registration Rights Agreement.
      ------------------------------

At the Effective Time, Parent will execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit 5.8.

5.9   Board and Management.
      ---------------------

Forthwith after the Effective Time, the Parent Board will be reconstituted to contain nine directors, four of whom are nominees of Parent, four of whom are nominees of the Company and one of whom is nominated by the other eight directors. On or prior to the Effective Time, Parent will continue its jurisdiction of incorporation to a territory within Canada which will permit such nomination and allocation of Directorships.

5.10   Listing.
       --------

Parent shall use its reasonable best efforts to (i) have the Parent Common Shares listed on the NASDAQ National Market or SmallCap Market (collectively, "NASDAQ") or the American Stock Exchange and (ii) be in compliance with the initial requirements thereof. Parent shall provide copies to and consult with Company and allow the Company to participate in the preparation of the initial listing application and any and all written responses in respect of any communications with or appearances before NASDAQ or the American Stock Exchange.

5.11   Stock Split.
       ------------

In connection with Parent's obligations under Section 5.10, Parent shall solicit the consent of Parent Shareholders to effect a reverse stock split. Once approved, the reverse stock split shall be effected as reasonably deemed necessary by the Parent in order that Parent may comply with the initial listing requirements of NASDAQ or the American Stock Exchange.

                   ARTICLE 6.   CONDITIONS OF MERGER

6.1   Conditions for the Benefit of the Company, Parent and Merger Sub.
      -----------------------------------------------------------------

The respective obligations of each of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) the Merger, with or without amendment, shall have been approved by the Company Stockholders in accordance with the provisions of Delaware Law, at the Parent Meeting by the Parent Shareholders in accordance with the provisions of all applicable laws, the charter documents of the Company, the charter documents of Parent, and the requirements of any applicable regulatory authorities;

      (b) the Certificate of Merger shall have been filed and accepted in form and substance satisfactory to each of Parent and the Company acting reasonably and having regard to this Agreement;

      (c) The Toronto Stock Exchange shall have approved the terms of the Merger and shall have conditionally approved the listing thereon of the additional Parent Common Shares issuable to the Company Stockholders pursuant to, or in connection with, the Merger, as of the Effective Time, subject to compliance with the usual requirements of The Toronto Stock Exchange;

      (d) all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Merger shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

      (e) there shall not be in force any order or decree of a court of competent jurisdiction, any federal, provincial, municipal or other governmental department or any commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger;

      (f) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by either of Parent or the Company, acting reasonably;

      (g) directors or officers of Parent will have executed lock up agreements in the form of Exhibit 6.1(g) that prohibit the sale of Parent Common Shares until the effective date of the first registration statement under the Registration Rights Agreement.

6.2   Additional Conditions for the Benefit of Parent and Merger Sub.
      ---------------------------------------------------------------

The obligations of Parent and Merger Sub to effect the Merger are also subject to each of the following conditions at or prior to the Effective Time:

      (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

      (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

      (c) ILEX Technology. The Company shall have acquired an option, license or other legal claim on the ILEX Technology, exercisable by Parent at or after the Effective Time, in form and substance acceptable to Parent in its sole discretion or the Parent shall have expressly waived this condition in a writing signed by both parties hereto;

      (d) Audited Financial Statements. The Company shall have delivered the Company Audited Financials to Parent and they shall be reasonably acceptable to Parent;

      (e) Financing. An equity financing of Parent of not less than US$10 million, on terms reasonably acceptable to Parent shall have been arranged (the "Financing");

      (f) Fairness Opinion. Within five days of delivery to Parent by Company of the final ILEX Agreement, an independent investment banker or financial adviser, at the sole discretion and expense of Parent, shall have issued an opinion to Parent's directors generally supporting the fairness and reasonableness to the Parent of the transaction contemplated hereby (the "Fairness Opinion");

      (g) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained (including consents of third parties in connection with the Company Intellectual Property to the transactions contemplated hereunder and the consent of the lender under the Promissory Note/Line of Credit described in
            Schedule 2.1(n)), and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

      (h) Due Diligence. Parent shall have completed its due diligence investigation of Company and obtained results satisfactory to it and its advisors not later than December 24, 2001;

      (i)   Delivery of Resolutions. Company shall have delivered to Parent:

            (A) certified copies of resolutions duly passed by the Company Board approving this Agreement and the consummation of the transactions contemplated hereby; and

            (B) certified copies of the resolutions of the Company Stockholders approving the Merger and the consummation of the transactions contemplated thereby;

      (j)   [Reserved];

      (k) Investment Agreement. Parent shall have received from each person who is identified as an "affiliate" of the Company, an Investment Agreement substantially in the form attached hereto as Exhibit 5.4;

      (l) No Dissenters. The statutory period under Delaware Law for exercise of dissenter's rights shall have elapsed without the holders of Company Common Stock holding more than 3% of the Company Common Stock having exercised such dissenter's rights;

      (m) Company Certificate of Merger. Company shall have duly executed and delivered to the Secretary of State of the State of Delaware a Certificate of Merger, a copy of which shall be delivered to Parent;

      (n)   Delivery of Corporate Documents. Company shall have delivered to
            Parent: (i) a certificate or certificates dated as of dates not more than five days prior to the Effective Time date, from the Secretary of State of the State of Delaware, and other corporate authorities as to the good standing, and qualification to do business, of the Company in each jurisdiction where it is so qualified and (ii) the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of a date not more than five days prior to the Effective Time; and

      (o) Acceptance by Counsel for Parent. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Preston Gates & Ellis LLP, counsel to the Parent.

6.3   Additional Conditions to Obligation of the Company.
      ---------------------------------------------------

The obligation of the Company to effect the Merger is also subject each of the following conditions at or prior to the Effective Time:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of each of Parent and Merger Sub;

      (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of each of Parent and Merger Sub;

      (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub;

      (d) Due Diligence. The Company shall have completed its due diligence investigation of Parent and Merger Sub and obtained results satisfactory to it and its advisors not later than December 24, 2001;

      (e) Delivery of Resolutions. Parent and Merger Sub shall have delivered to the Company:

            (i) certified copies of resolutions duly passed by the Parent Board and board of directors of Merger Sub approving this Agreement and the consummation of the transactions contemplated hereby; and

            (ii) certified copies of the resolutions of Parent Shareholders and the stockholders of Merger Sub duly passed at the Parent Meeting and a meeting of the stockholders of Merger Sub approving the Merger and the consummation of the transactions contemplated thereby;

      (f)   [Reserved];

      (g) TSE Conditional Approval. Parent shall have delivered to Company a certified copy of the approval described in Section 6.1(c) hereof.

      (h) Tax Free Reorganization. The Company shall have received an opinion of its counsel that the transactions contemplated hereunder shall qualify as a tax free reorganization under Section 368 of the Code and that the Company Stockholders will not recognize gain for U.S. income tax purposes upon the exchange of their Company Common Stock for Parent Common Shares pursuant to the Merger.

      (i)   Delivery of Corporate Documents. Parent shall have delivered to
            --------------------------------
            Company: (i) a certificate or certificates dated as of dates not more than five days prior to the Effective Time, from the Registrar of Companies of British Columbia or the Director General of Corporations of Industry Canada, as applicable, and other appropriate authorities as to the good standing, and qualification to do business, of Parent and each Parent Subsidiary (other than Merger Sub) in each jurisdiction where such entities are so qualified; and (ii) a certified copy of the Memorandum and Articles of Parent and the Memorandum and Articles (or similar charter documents) of each Parent Subsidiary, certified by the Secretary of State of the State of Delaware in the case of Merger Sub, or the applicable governmental authority in case of Parent or other Parent Subsidiary as of a date not more than five days prior to the Effective Time.

      (j)   Company Certificates of Merger. To the extent required by Delaware
            ------------------------------
            Law, Merger Sub shall have duly executed and delivered the Secretary of State of the State of Delaware a Company Certificate of Merger, a copy of which shall be delivered to the Company.

      (k)   No Injunction. No material injunction shall have been obtained, and
            --------------
            no material suit, action or other proceeding shall be pending or threatened before any court or governmental entity in which it is sought to restrain or prohibit or, in the reasonable belief of the Board of Directors of the Company, materially modify the consummation of the transactions contemplated hereby, or involving a claim that the consummation of the transactions contemplated hereby would result in a violation of any law, decree or regulation of any government entity.

      (l)   Acceptance by Counsel to Company. The form and substance of all
            ---------------------------------
            legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Dickstein Shapiro Morin & Oshinsky, LLP, counsel to the Company.

      (m)   Delivery of Legal Opinion. Catalyst Corporate Finance Lawyers,
            -------------------------
            counsel for Parent, shall have delivered to Company an opinion with respect to the resale of the Merger Shares in a form acceptable to Company and its counsel acting reasonably.

                   ARTICLE 7.   TERMINATION, AMENDMENT AND WAIVER

7.1   Termination.
      ------------

      (a) This Agreement may be terminated by Parent or the Company and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Company Stockholders or Parent Shareholders or both by mutual agreement of the parties in accordance with Section 7.3 hereof;

      (b) This Agreement may be terminated by Parent, and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Parent Shareholders, if (i) any of the conditions in Sections 6.1 and 6.2 are not satisfied by the dates specified for satisfaction, if any,
            (ii) if the Company breaches any of its representations, warranties, or covenants herein in any material respect and such breach remains uncured for a period of ten days after notice of such breach provided by Parent, (iii) if the Company breaches Company's obligations set forth in Article 8, or (iv) if the Effective Time does not occur prior to February 28, 2002. Notwithstanding the foregoing, in order to terminate this Agreement by reason of breach of Section 6.2(f) or (h), Parent must deliver written notice of such termination to Company on or prior to December 24, 2001;

      (c) This Agreement may be terminated by the Company and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Company, if (i) any of the conditions in Sections 6.1 and 6.3 are not satisfied by the dates specified for satisfaction, if any, (ii) if Parent breaches any of its representations, warranties, or covenants herein in any material respect and such breach remains uncured for a period of ten days after notice of such breach provided by Company, (iii) if Parent breaches any of its obligations set forth in Article 8, or (iv) if the Effective Time does not occur prior to February 28, 2002. Notwithstanding the foregoing, in order to terminate this Agreement by reason of breach of Section 6.3(d), Company must deliver written notice of such termination to Parent on or prior to December 24, 2001.

            Upon termination of this agreement as a result of the foregoing, all parties will return all documentation, information and any other property in its possession or control, to the owners of such property, and the parties will have no further rights or obligations to each other except for accrued rights and obligations arising from any prior breach of this agreement, or unless expressly provided for in this Agreement.

7.2   Notice of Unfulfilled Conditions.
      ---------------------------------

If either of Parent or the Company shall determine at any time prior to the Effective Time that it intends to refuse to consummate the Merger or any of the other transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement on the part of the other of them to be fulfilled or performed, Parent or the Company, as the case may be, shall so notify the other of them forthwith upon making such determination in order that such other of them shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than ten business days after receipt of notice of such intention.

7.3   Mutual Termination.
      -------------------

This Agreement may, at any time before or after the holding of the Parent Meeting, but no later than the last business day immediately preceding the Effective Time, be terminated by mutual agreement of the directors of Parent and the Company without further action on the part of Parent or Company Stockholders.

7.4   Effect of Termination.
      ----------------------

In the event of the termination of this Agreement pursuant to Section 7.3 this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

      (a) with respect to the obligation to return all documentation, information and any other property as provided in Section 7.1 and to abide by the provisions of the Confidentiality Agreement; and

      (b) nothing herein shall relieve any party from liability for any breach hereof.

7.5   Fees and Expenses.
      ------------------

Each party will bear its own costs in respect of the transactions contemplated hereby. The Company shall use its best efforts to pay its costs in connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees or expenses, on or before the Effective Time.

7.6   Amendment.
      ----------

This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the Company Stockholders, no amendment may be made which would reduce the amount or change the type of consideration into which each share of the Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.7   Waiver.
      -------

At any time prior to the Effective Time, any party hereto may:

      (a) extend the time for the performance of any of the obligations or other acts required hereunder;

      (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and

      (c) waive compliance with any of the agreements or conditions contained herein, in the case of each of Subsections (a), (b) and (c), by or of the other parties hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                              ARTICLE 8.   EXCLUSIVITY

   In consideration of the actions to be taken and expenses to be incurred by Parent and the Company in furtherance of this agreement without the prior written consent of the other party (which written consent shall not be unreasonably withheld or delayed), each of Parent and the Company agrees that until the Effective Time or termination of this Agreement by either party, each shall not solicit or negotiate any offer to buy, or offer to agree to sell, or sell, any of its assets or its shares (except as permitted in Article 6 and other than shares issued in financing transaction approved by the Parent Board or pursuant to the exercise of options, warrants or other rights to purchase securities outstanding as of the date hereof or pursuant to incentive stock options granted after the date hereof pursuant to Parent's incentive stock option plan) or any interest therein and shall not merge or enter into a business combination with or solicit or negotiate any offer to merge or enter into a business combination with or into any corporation or entity other than the other party (each such transaction being referred to as a "Proposed Acquisition Transaction"); provided, that nothing in this clause will in any way limit Parent or the Company from responding to any proposal of any other person or dealing with (said "dealing with" shall exclude solicitation) any other person in respect of the foregoing that is not solicited by Parent or the Company if in the good faith opinion of the Parent or the Company Board and in the written opinion of such parties' outside counsel, a failure to do so would represent a breach of fiduciary obligations of the directors of Parent or the Company. Each of Parent and Company will immediately notify the other if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify the other of the terms of any proposal which it may receive in respect of such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or acquiring party. Each of Parent and Company shall provide the other a copy of any written offer received in respect of a Proposed Acquisition Transaction.

   Nothing contained in this Article 8 shall prohibit Parent from taking and disclosing to Parent Shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Parent Shareholders if, in the good faith judgment of the Parent Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to
                                           --------  -------
the preceding paragraph, neither Parent nor the Parent Board nor any committee thereof shall withdraw, or propose publicly to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a competing proposal, without providing written notice to the other parties as soon as reasonably practicable.

                    ARTICLE 9.   GENERAL PROVISIONS

9.1   Non-Survival of Representations, Warranties and Agreements.
      -----------------------------------------------------------

Subject to Section 4.2(p), the representations, warranties and agreements in this Agreement shall terminate one day subsequent to the Effective Time; provided that the agreements contained in Section 5.10 and Section 5.11 shall survive for a period of one year.

9.2   Notices.
      --------

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt):

      (a)   if the Parent or Merger Sub:

            Cardiome Pharma Corp.
            3650 Wesbrook Mall
            Vancouver, BC V6S 2L2
            Attention:   President
            Facsimile No.:   (604) 222-6617

            with a copy to:

            Catalyst Corporate Finance Lawyers
            Suite 1400, 1055 West Hastings Street
            Vancouver, B.C. V6E 2E1
            Attention:   Michael Varabioff
            Telecopier No.:   (604) 443-7000

            and:

            Preston Gates & Ellis LLP, Suite 5000
            701 Fifth Ave, Seattle, WA 98104
            Telecopier No.   (206) 623-7022
            Attention:   Gary J. Kocher

      (b)   if to the Company:

            Paralex, Inc.
            787 Seventh Avenue, 48th Floor
            New York, NY 10019
            Attention:   David Tanen
            Telecopier No.:   (212) 554-4355
            with a copy to:

            Dickstein Shapiro Morin & Oshinsky, LLP
            1177 Avenue of the Americas, 41st Floor
            New York, NY 10036-2174
            Attention:   Ira L. Kotel, Esq.
            Telecopier No.:   (212) 997-9880

9.3   Certain Definitions.
      --------------------

For purposes of this Agreement, the term:

         "1933 Act" means the United States Securities Act of 1933, as amended,

         "affiliates" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more.

         "beneficial owner" with respect to any shares of the Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares:

            (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly;

            (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly:

                    (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise; or

                    (B) the right to vote pursuant to any agreement, arrangement or understanding; or

            (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

         "business day" means any day other than a day on which banks in New York are required or authorized to be closed.

         "Closing Date Balance Sheet" means an unaudited balance sheet of the Company prepared accordance with United States generally accepted accounting principles, on a basis consistent with the Company Audited Financials as of a date that is within three (3) days of the Effective Time and mutually acceptable to Company and Parent. The Closing Date Balance Sheet shall include the then outstanding amounts under any lines of credit and costs to acquire the ILEX Technology and associated rights and accrued expenses in connection with the transactions contemplated hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Audited Financials" has the meaning set forth in Section
      4.1(h).

         "Company Stockholders" means the holders of common stock of the Company.

         "Confidentiality Agreement" means the Confidentiality Agreement dated September 10, 2001, between Parent and Company.

         "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

         "Deemed Per Share Purchase Price" is defined as the lower of (i) the average closing bid price of Parent Shares on The Toronto Stock Exchange on the ten Business Days prior to and including October 31, 2001, and (ii) $Cdn.60.

         "Exchange Act" shall mean the U.S. Securities and Exchange Act of 1934.

         "Exchange Ratio" shall mean a number equal to the number of Merger Shares divided by the number of shares of Company Common Stock.

         "ILEX Agreement" is defined in Section 2.1(t).

         "ILEX Technology" means all rights, information and material necessary to launch a Phase II (efficacy) clinical trial of oxypurinol for cardiovascular disease as reasonably determined by Parent within five days of delivery by Company to Parent of the final ILEX Agreement, including without limitation, all data obtained by ILEX Oncology Inc. ("ILEX") in the course of their pre-clinical and clinical development of oxypurinol, all drug material in the possession of ILEX, and exclusive rights to any formulation, manufacturing processes, and know-how generated by ILEX or in-licensed by ILEX from third parties, and includes without limitation all of the following to the extent that they materially pertain to the foregoing: patents; inventions; trademarks; service marks; trade names; trade dress; trade secrets; copyrights; moral rights; domain names; any renewal rights, applications, and registrations for any of the foregoing; all goodwill associated with such trademarks, service marks, trade names, and trade dress; technology; computer software programs or applications (in both source and object code form); all documents and files relating to design, end user documentation, quality control, sales, marketing or customer support, and all schematics, records (including without limitation clinical records), and databases, the intellectual property rights in which pertain to any of the foregoing; and all know-how and tangible or intangible proprietary information or materials.

         "knowledge" shall mean with respect to a party, with respect to any matter in question, that any of the chief executive officer, chief financial officer, or general counsel or controller (or equivalent officer that performs the equivalent functions, regardless of title) has actual knowledge of such matter, after reasonable inquiry unless otherwise specifically noted.

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Page 39

         "Marban Agreement" shall mean that Consulting Agreement effective as of January 1, 2002, between Company and Cardiosciences Consulting, Inc.

        "Parent Information Circular" means the Information Circular of Parent to be used in connection with the Parent Meeting.

         "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         "Public Documents" means any and all documents filed with securities commissions or similar regulatory authorities in the US or Canada.

         "Share Adjustment" means the reduction in the number, if any of the Merger Shares deliverable at the Effective Time pursuant to Section 1.6 calculated based on the following formula: (CP Cash plus Company Liabilities) divided by the Deemed Per Share Purchase Price. For purposes of this definition, (i) "CP Cash" means the sum of the positive amount of cash and readily liquid assets (including marketable securities, money market accounts and similarly liquid assets), if any on Parent's Balance Sheet as of October 31, 2001, and (ii) "Company Liabilities" means all liabilities of Company, of any nature expressed in Canadian Dollars, reflected on the Closing Date Balance Sheet of the Company including the indebtedness of Company pursuant to the Promissory Note/Line of Credit described in Schedule 2.1(n). In no event shall the Share Adjustment increase the number of Merger Shares deliverable at the Effective Time pursuant to Section 1.6. "Company Liabilities" for purposes of this section shall not include any fees or payments owed currently, upon milestones, or pursuant to any royalty obligations with respect to the Company Intellectual Property except for the initiation fee pursuant to
      Article 4.1 of the ILEX Agreement. An example of such calculation is included as Schedule 9.3.

         "Special Warrants" means those special warrants issued in connection with the October, 2001 Financing of the Parent.

         "subsidiary" or "subsidiaries" of the Company, the Surviving Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Company, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

9.4   Proceeds of Financing.
      ----------------------

The proceeds of the Financing shall be utilized to repay the Promissory Note/Line of Credit described in Schedule 2.1(n), as the same may be amended (such amendment to be subject to Parent approval, which approval will not be unreasonably withheld) and to fund the Company and Parent.

9.5   Director and Officer Insurance.
      -------------------------------

Following the Merger, Parent shall provide to all directors nominated to the Parent Board pursuant to Section 5.9 (the "New Board Members") all rights to indemnification and advancement of expenses and all limitations on liability existing in favor of any current member of the Parent Board as provided in the Memorandum or Articles or Bylaws of, or otherwise provided by, Parent, in accordance with the terms and conditions thereof as existing on the Effective Time.

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Page 40

Parent shall cause to be maintained in effect, and extended to cover the New Board Members, Parent's current directors' and officers' liability insurance policy or substitute coverage under other policies providing coverage on terms and conditions that are no less advantageous to the New Board Members than the Parent's insurance in effect as of the Effective Time.

9.6   Headings.
      ---------

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7   Severability.
      -------------

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.8   Entire Agreement.
      -----------------

This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

9.9   Assignment.
      -----------

This Agreement shall not be assigned by operation of law or otherwise.

9.10   Parties in Interest.
       --------------------

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and by virtue of their approval of the merger, the Company Stockholders, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.11   Governing Law.
       --------------

This Agreement shall be governed by, and construed in accordance with Delaware Law.

9.12   Counterparts and Facsimile.
       ---------------------------

This Agreement may be executed in one or more counterparts and facsimile, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   [Remainder of page intentionally blank]

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Page 41

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


CARDIOME PHARMA CORP.


By:   (signed)/s/ Bob Rieder
    ------------------------------------------
   Authorized Signatory


CARDIOME, INC.


By:   (signed) /s/ Alan Ezrin
    ------------------------------------------
   Authorized Signatory


PARALEX, INC.


By:   (signed) /s/ Mark C. Rogers
    ------------------------------------------
   Authorized Signatory

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